Exhibit (a)(2)

TRIANGLE FUND LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Table of Contents

Page

ARTICLE I

DEFINITIONS

ARTICLE II

ORGANIZATION; ADMISSION OF SHAREHOLDERS

i

Article V

CAPITAL and withholding

SECTION 5.1 RIGHTS OF SHAREHOLDERS TO CAPITAL.	14
SECTION 5.2 WITHHOLDING.	14

Article VI

SHARES

SECTION 6.1 SHARES.	15

Article VII

DISSOLUTION AND LIQUIDATION

SECTION 7.1 DISSOLUTION.	18
SECTION 7.2 WINDING UP.	18

Article VIII

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

SECTION 8.1 ACCOUNTING AND REPORTS.	18
SECTION 8.2 VALUATION OF NET ASSETS.	19

Article IX

MISCELLANEOUS PROVISIONS

SECTION 9.1 AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.	19
SECTION 9.2 NOTICES.	20
SECTION 9.3 AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.	21
SECTION 9.4 APPLICABILITY OF 1940 ACT AND FORM N-2.	21
SECTION 9.5 CHOICE OF LAW.	21
SECTION 9.6 NOT FOR BENEFIT OF CREDITORS.	21
SECTION 9.7 CONSENTS.	21
SECTION 9.8 MERGER AND CONSOLIDATION.	22
SECTION 9.9 PRONOUNS.	22
SECTION 9.10 SEVERABILITY.	22
SECTION 9.11 FILING OF RETURNS.	22
SECTION 9.12 COUNTERPARTS.	23

ii

THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Triangle Fund LLC (the “Company”) is dated as of November 23, 2011.

W I T N E S S E T H:

WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to a Certificate of Formation dated and filed with the Secretary of State of the State of Delaware on August 8, 2011 and an Agreement of Limited Liability Company Agreement dated as of August 8, 2011 (the “Initial Agreement”);

WHEREAS, the parties hereto desire, among other things, to reflect certain changes to the Initial Agreement, to provide for the governance of the Company and to set forth in detail their respective rights and duties relating to the Company by amending and restating the Initial Agreement in its entirety as provided for herein;

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“1940 Act” means the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

“Administrator” means the person, if any, who provides administrative services to the Company pursuant to an administrative services agreement.  It is anticipated that the initial Administrator to the Company will be JPMorgan Chase Bank, N.A.

“Adviser” means a person, if any, who at any particular time serves as an investment adviser to the Company pursuant to an Investment Advisory Agreement.

“Affiliate” means an affiliated person of a person as such term is defined in the 1940 Act.

“Agreement” means this First Amended and Restated Limited Liability Company Agreement, as amended from time to time.

“Board of Directors” means the Board of Directors established pursuant to Section 2.6 of this Agreement.

“Certificate” means the Certificate of Formation of the Company and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Common Shares” means the transferable units of limited liability company interests in the Company authorized and designated as “Common Shares” pursuant to Section 6.1(a) hereof.

“Common Shareholders” means holders of Common Shares.

“Company” means Triangle Fund LLC.

“Delaware Act” means the Delaware Limited Liability Company Act, as in effect on the date hereof and as amended from time to time, or any successor law.

“Director” means an individual designated as a Director of the Company pursuant to the provisions of Section 2.6 of this Agreement and who serves on the Board of Directors of the Company.

“Form N-2” means the Company’s registration statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

“Independent Directors” means those Directors who are not “interested persons” of the Company, as such term is defined in the 1940 Act.

“Initial Shareholder” means Barclays Capital Holdings Inc.

“Insurance” means such insurance policies as the Board of Directors may determine as appropriate.

“Investment Advisory Agreement” means a separate written agreement entered into by the Company pursuant to which the Adviser provides Management Services to the Company.

“Management Services” means such investment advisory and other services as the Adviser is required to provide to the Company pursuant to an Investment Advisory Agreement.

“Preferred Shares” means the transferable units of limited liability company interests in  the Company authorized and designated as “Preferred Shares” pursuant Section 6.1(a) hereof .

“Preferred Shareholders” means holders of Preferred Shares.

“Securities” means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in registered investment companies and private investment funds.

“Securities Act” means the Securities Act of 1933 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

“Shareholder” means any Common Shareholder or Preferred Shareholder.

“Shares” means the Common Shares and Preferred Shares.

“Transfer” means the transfer, sale, encumbrance, pledge or other disposition of one or more Shares.

ARTICLE II

ORGANIZATION; ADMISSION OF SHAREHOLDERS

SECTION 2.1  FORMATION OF LIMITED LIABILITY COMPANY.

Each member of the Board of Directors shall be designated an “authorized person” within the meaning of the Delaware Act, and any Director may execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

SECTION 2.2  NAME.

The name of the Company shall be “Triangle Fund LLC” or such other name as the Board of Directors may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Shareholder.

SECTION 2.3  PRINCIPAL AND REGISTERED OFFICE.

The Company shall have its principal office at 745 Seventh Avenue, New York, New York 10019, or at such other place designated from time to time by the Board of Directors.

The Company shall have its registered office in Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19809, and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Directors.

SECTION 2.4  DURATION.

The term of the Company commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 7.1 hereof.  The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Delaware Act.  A Director or any designated officer of the Company shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in New York and in any other jurisdiction in which the Company may wish to conduct business.

SECTION 2.5  OBJECTIVE AND BUSINESS OF THE COMPANY.

(a)           The objective and business of the Company is to (i) purchase, sell (including short sales), invest and trade in Securities, on margin, leverage (including through borrowings realized by issuing Preferred Shares or other Securities), or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise and (ii) engage in such other lawful acts as a limited liability company may be permitted to engage in under the Delaware Act.  Notwithstanding any provision of this Agreement to the contrary, the Company, and each Director on behalf of the Company, may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions that may in the opinion of the Board of Directors be necessary or advisable to carry out its objective or business.

(b)           The Company shall operate as a closed-end, nondiversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

(c)           The Company shall elect to be classified as an association taxable as a corporation for United States federal income tax purposes, effective concurrently with the Company’s registration under the 1940 Act.

SECTION 2.6  BOARD OF DIRECTORS.

(a)           The initial Directors serving on the Board of Directors are Daniel Simon, Robert Jarrow and Steven Krull.  The Shareholders may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of Section 3.3 hereof with respect to the election of Directors to the Board of Directors by Shareholders, elect any person who shall agree to be bound by all of the terms of this Agreement as a Director.  The names and mailing addresses of the Directors shall be set forth in the books and records of the Company.  There shall initially be three Directors serving on the Board of Directors.  The Shareholders may vote to fix the number of Directors from time to time.

(b)           Subject to any maximum term of service, required age of retirement or similar limitation that the Board of Directors may establish from time to time, each Director shall serve on the Board of Directors for the duration of the term of the Company, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof.  In the event of any vacancy in the position of Director, the Shareholders shall elect an individual to serve in such capacity, subject to any right of Preferred Shareholders to elect Directors as required by the 1940 Act.  The Board of Directors shall call a meeting of Shareholders to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which there is a vacancy.

(c)           Each director shall be a “Manager” of the Company for purposes the Delaware Act.

(d)           In the event that no Director remains to continue the business of the Company, the Adviser shall promptly call a meeting of the Shareholders, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Company and, if the business shall be continued, of electing the required number of Directors to the Board of Directors.  If the Shareholders shall determine at such meeting not to continue the business of the Company or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Company shall be dissolved pursuant to Section 7.1 hereof and the assets of the Company shall be liquidated and distributed pursuant to Section 7.2 hereof.

SECTION 2.7  SHAREHOLDERS.

On the date hereof, the Company shall issue one Common Share to Claudas Investments S.à r.l. and one Preferred Share to Barclays Capital Holdings Inc.  The Initial Shareholder shall automatically withdraw as a shareholder of the Company immediately upon the admission of a further Shareholder of the Company and thereafter shall have no further rights, liabilities or obligations under or in respect of this Agreement.  The Company may issue additional Shares to investors in such manner and at such times as may be determined by the Board of Directors, subject to the consent of Shareholders holding a majority of the total number of votes eligible to be cast by all Shareholders.  All subscriptions for Shares are subject to the receipt of cleared funds on or before the acceptance date in the full amount of the subscription, plus the applicable sales charge, if any.  Subject to the foregoing terms, Shareholders may be admitted to the Company subject to the condition that each such Shareholder shall execute an appropriate signature page of this Agreement or of the Company’s subscription agreement pursuant to which such Shareholder agrees to be bound by all the terms and provisions hereof.  The admission of any person as a Shareholder shall be effective upon the revision of the Share Register (as defined below) of the Company to reflect the name and the subscription for Shares of the Company of such additional Shareholder.  The Company shall issue a certificate to such Shareholder which certificate shall represent that Shareholder’s holding of Shares in the Company. Shareholders will be admitted in accordance with the subscription agreement executed by the Shareholder and accepted by the Company.

SECTION 2.8  BOTH DIRECTORS AND SHAREHOLDERS.

A Shareholder may at the same time be a Director and a Shareholder, in which event such Shareholder’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

SECTION 2.9  LIMITED LIABILITY.

(a)           Except as otherwise provided in this Agreement or the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, as the case may be, and no Shareholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder.

(b)           Except as provided under applicable law, a Director shall not be liable for the Company’s debts, obligations and liabilities solely by reason of being a Director of the Company.

ARTICLE III

MANAGEMENT

SECTION 3.1  MANAGEMENT AND CONTROL.

(a)           Management and control of the business of the Company shall be vested in the Board of Directors, which shall have the right, power and authority, on behalf of the Company and in its name to exercise all rights, powers and authority of “Managers” of a limited liability company under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder.  No Director shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Director’s authority as delegated by the Board of Directors.  The parties hereto intend that, except to the extent otherwise expressly provided herein,

(i)           each Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation; and,

(ii)           each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an “interested person” of such company as such term is defined in the 1940 Act.  Subject to Section 2.6 hereof, during any period in which the Company shall have no Directors, the Adviser shall continue to serve as the Adviser to the Company and to provide the Management Services to the Company.

(b)           The Board of Directors shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Company under any provisions of the Code or any other revenue laws.

(c)           Shareholders shall have no right to participate in and shall take no part in the management or control of the Company’s business and shall have no right, power or authority to act for or bind the Company.

Shareholders shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

(d)           The Board of Directors may delegate to any other person any right, power and authority vested by this Agreement in the Board of Directors to the extent permissible under applicable law.

SECTION 3.2  ACTIONS BY THE BOARD OF DIRECTORS.

(a)           Unless provided otherwise in this Agreement, the Board of Directors shall act only:  (i) by the affirmative vote of a majority of the Directors (including the vote of a majority of the Independent Directors if required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in-person attendance is not required by the 1940 Act, by telephone or by similarly interactive electronic media) or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b)           The Board of Directors may designate from time to time a principal Director who shall preside at all meetings (the “Chair”).  Meetings of the Board of Directors may be called by or at the direction of the Chair or by or at the direction of any two Directors, and may be held on such date and at such time and place as the Board of Directors shall determine.  Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting.  Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting.

(c)           Directors may attend and participate in any meeting by telephone or by similarly interactive electronic media except where in-person attendance at a meeting is required by the 1940 Act.  A majority of the Directors shall constitute a quorum at any meeting.

SECTION 3.3  MEETINGS OF SHAREHOLDERS.

(a)           Actions requiring the vote of the Shareholders may be taken at any duly constituted meeting of the Shareholders at which a quorum is present.  A meeting may be limited to Shareholders holding Shares.

Meetings of the Shareholders may be called by the Board of Directors or by Shareholders holding at least a majority of the total number of votes eligible to be cast by Shareholders at such meeting, and may be held at such time, date and place as such Shareholders shall determine.  With respect to meetings called by the Board of Directors, the Board of Directors shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Shareholder entitled to vote at the meeting within a reasonable time prior thereto.  Failure to receive notice of a meeting on the part of any Shareholder shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law.  Only matters set forth in the notice of a meeting may be voted on by the Shareholders at a meeting.  The presence in person or by proxy of Shareholders holding a majority of the total number of votes eligible to be cast by all Shareholders as of the record date shall constitute a quorum at any meeting.  In the absence of a quorum, a meeting of the Shareholders may be adjourned by action of a majority of the Shareholders present in person or by proxy without additional notice to the Shareholders.  Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates for Director receiving a plurality of the votes cast at any meeting of all Shareholders shall be elected as Directors and (ii) all other actions of Shareholders taken at a meeting shall require the affirmative vote of Shareholders holding a majority of the total number of votes eligible to be cast by those Shareholders who are present in person or by proxy at such meeting.

(b)           Each Shareholder shall be entitled to cast at any meeting of Shareholders that number of votes attaching to the Shareholder’s Shares in accord with Section 6.1(a) hereof as of the record date for such meeting.  The Board of Directors shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Shareholders to determine eligibility to vote at such meeting and the number of votes that each Shareholder will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Shareholder and the number of votes that each Shareholder will be entitled to cast at the meeting.

(c)           A Shareholder may vote at any meeting of Shareholders by a proxy properly executed in writing by the Shareholder and filed with the Company before or at the time of the meeting.  A proxy may be suspended or revoked, as the case may be, by the Shareholder executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Shareholder executing the proxy shall be present at the meeting and decide to vote in person.  Any action of the Shareholders that is permitted to be taken at a meeting of the Shareholders may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Shareholders holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

SECTION 3.4  CUSTODY OF ASSETS OF THE COMPANY.

The physical possession of all funds, Securities or other properties of the Company shall at all times, be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules there under.

SECTION 3.5  OTHER ACTIVITIES OF SHAREHOLDERS AND DIRECTORS.

(a)           The Directors shall not be required to devote full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

(b)           Any Shareholder or Director, and any Affiliate of any Shareholder or Director, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, notwithstanding any provision to the contrary at law or in equity, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements.  No Shareholder or Director shall have any rights in or to such activities of any other Shareholder or Director, or any profits derived therefrom.

SECTION 3.6  DUTY OF CARE.

(a)           To the fullest extent permitted by law, no Director or officer of the Company shall be liable to the Company or to any of its Shareholders for any loss or damage occasioned by any act or omission in the performance of his or her services under this Agreement (or any predecessor agreement hereto), unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is directly and solely due to an act or omission of such Director or officer constituting bad faith or gross negligence involved in the conduct of such Director’s or officer’s office.

(b)           Shareholders not in breach of any obligation hereunder or under any agreement pursuant to which the Shareholder subscribed for Shares shall be liable to the Company, any Shareholder or third parties only as provided under the Delaware Act and applicable law.

SECTION 3.7  INDEMNIFICATION.

(a)           To the fullest extent permitted by law, the Company shall, subject to Section 3.7(b) hereof, indemnify each Director and officer of the Company (including for this purpose his or her executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable fees and disbursements of counsel, accountants or other professionals incurred in connection with the investigation, defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director or officer of the Company or the past or present performance of services to the Company by such indemnitee under this Agreement (or any predecessor agreement hereto), except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits from which there is no further right to appeal in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of bad faith or gross negligence involved in the conduct of such indemnitee’s office.  The rights of indemnification provided under this Section 3.7 shall not be construed to provide for indemnification for any liability (including liability under federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)           Expenses, including reasonable fees and disbursements of counsel, accountants or other professionals, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid from time to time by the Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) the Company shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill such undertaking, or (ii) a majority of the Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c)           As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court (or by any other body before which the proceeding shall have been brought), on whether or not an indemnitee is liable to the Company or its Shareholders by reason of bad faith or gross negligence involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Company by a majority of the Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in or not opposed to the best interests of the Company and that such indemnitee is not liable to the Company or its Shareholders by reason of bad faith or gross negligence involved in the conduct of such indemnitee’s office, or (ii) the Board of Directors secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Company or its Shareholders to which such indemnitee would otherwise be subject by reason of bad faith or gross negligence involved in the conduct of such indemnitee’s office.

(d)           Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits from which there is no further right to appeal in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company or its Shareholders by reason of bad faith or gross negligence involved in the conduct of such indemnitee’s office.  In (i) any suit brought by a Director (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Company shall be entitled to recover such expenses upon a final adjudication that, the Director or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7.  In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Director or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Company (or any Shareholder acting derivatively or otherwise on behalf of the Company or its Shareholders).

(e)           An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Company, and no Shareholder shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)           The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.  Nothing contained in this Section 3.7 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Director or other person.

SECTION 3.8  FEES, EXPENSES AND REIMBURSEMENT.

(a)           At all times that the Administrator provides administrative services to the Company, it shall be entitled to receive fees for such services as may be agreed to by the Administrator and the Company pursuant to an administrative services agreement.

(b)           The Board of Directors may cause the Company to compensate each Director for his or her services as such.  In addition, the Directors shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(c)           The Company shall bear all expenses incurred in its business and operations, other than those specifically required to be borne by the Adviser pursuant to the Investment Advisory Agreement or by the Administrator pursuant to the agreement referred to in Section 3.8(a) hereof.  Expenses to be borne by the Company include, but are not limited to, organizational (including costs and expenses related to registration of the Company), offering and investment-related expenses (such as placement fees, interest on indebtedness, administrative fees and expenses, custodial fees and expenses, bank service fees, other expenses related to the purchase, sale or transmittal of Company investments), fees for data and software providers, research expenses, professional fees (including, without limitation, expenses of consultants and experts relating to investments), legal expenses, internal and external accounting, audit and tax preparation expenses, corporate licensing, Board of Directors’ fees and expenses, including travel, insurance and other expenses associated with the operation of the Company, fees and disbursements of any third party vendor performing data aggregation and/or risk reporting services, and fees and disbursements of any third party vendor performing tax compliance services.  The Company also shall bear all taxes to which the Company may be subject, directly or indirectly and whether in the United States, any State thereof or any other U.S. or non-U.S. jurisdiction.  In addition, the Company will bear any fees payable to the Adviser pursuant to the Investment Advisory Agreement.  The Adviser shall be entitled to reimbursement from the Company for any of the above expenses that it pays on behalf of the Company.

(d)           Subject to procuring any required regulatory approvals, from time to time the Company may, alone or in conjunction with other accounts for which the Adviser, or any Affiliate of the Adviser, acts as general partner or investment adviser, purchase Insurance in such amounts, from such insurers and on such terms as the Board of Directors shall determine.

ARTICLE IV

TERMINATION OF STATUS OR REMOVAL OF
ADVISER AND DIRECTORS; TRANSFERS
AND REPURCHASES

SECTION 4.1  TERMINATION OF STATUS OF THE ADVISER.

Following its appointment, the status of the Adviser shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Company does not enter into a new Investment Advisory Agreement with the Adviser, effective as of the date of such termination.

SECTION 4.2  TERMINATION OF STATUS OF A DIRECTOR.

The status of a Director shall terminate if the Director (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director (upon not less than 90 days’ prior written notice to the other Directors, or such lesser notice period agreeable to the other Directors); (iv) shall be removed pursuant to Section 4.3; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Director; or (viii) shall otherwise cease to be a Director of the Company under the Delaware Act.

SECTION 4.3  REMOVAL OF A DIRECTOR.

Any Director may be removed either by (a) the vote, if at a meeting, of Shareholders holding a majority of the outstanding voting securities or (b) written consent of Shareholders holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Shareholders for the election of Directors.  For this purpose, the vote of a majority of the outstanding voting securities means, unless otherwise defined by the 1940 Act, the vote, at an annual or a special meeting of Shareholders, of 67% or more of the total number of votes eligible to be cast by all Shareholders present at the meeting, if the holders of more than 50% of the total number of votes eligible to be cast by all Shareholders are present or represented by proxy, or of more than 50% of the total number of votes eligible to be cast by all Shareholders, whichever is less.

SECTION 4.4  TRANSFER OF SHARES.

(a)           Each Shareholder shall have the right to Transfer all or any portion of its Shares without the prior consent of any other Shareholder or the Board of Directors; provided, however, that the Transfer is conducted pursuant to an exemption from registration under the Securities Act.

(b)           The transferee shall provide (i) a certification that such Shares are being transferred to either (A) an “accredited investor” (pursuant to Rule 501 of Regulation D under the Securities Act) that was not formed for the specific purpose of acquiring the Shares or (B) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in each case, for the transferee’s own account or for one or more separate accounts maintained by the transferee and not with a view to the distribution thereof, and (ii) if the Company so requires, an opinion of counsel or other evidence satisfactory to the Company as to the compliance with the restrictions in this Section 4.4 and the restrictions set forth in the share certificate representing such Shares.

(c)           Upon a transfer or sale of Shares, the transferor shall deliver the share certificate evidencing such Shares to the Company for cancellation of the share certificate and, subject to receipt by the Company of a duly executed assignment or power of transfer, together with such proof of the authenticity of the signature and of any applicable transfer taxes as the Company may require, the Company shall issue a new share certificate to the transferee and, if applicable, a new share certificate to the transferring Shareholder.

(d)           Upon the transfer or sale of a Share the transferee shall be admitted to the Company as a Shareholder, upon execution and delivery by the transferee of an instrument by which it agrees to be bound by all the terms and conditions of this Agreement.

(e)           The Share Register of the Company shall be updated to reflect the transfer or sale of the Shares, the admission of the new Shareholder and the reduction (or extinguishment) of the transferor Shareholder’s shareholding.

(f)           Any Shareholder that transfers or sells all of its Shares shall automatically cease to be a Shareholder.

SECTION 4.5  REPURCHASE OF SHARES.

(a)           Except as otherwise provided in this Agreement, no Shareholder or other person holding Shares shall have the right to require the Company to redeem its Shares.  The Board of Directors from time to time, in its complete and exclusive discretion and on such terms and conditions as it may determine (subject to the 1940 Act and other applicable law), may cause the Company to offer to repurchase Shares.

(b)           The Board of Directors may cause the Company to repurchase Shares of a Shareholder or any person acquiring Shares from or through a Shareholder in the event that the Board of Directors (or its delegate) in its sole discretion determines that:

(1)           ownership of such Shares by a Shareholder or other person is likely to cause the Company to be in violation of, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(2)           continued ownership of such Shares by a Shareholder may be harmful or injurious to the business or reputation of the Company, the Board of Directors, the Adviser or any of their affiliates, or may subject the Company or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

(3)           any of the representations and warranties made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true;

(4)           with respect to a Shareholder subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations or ERISA (collectively, “Special Laws or Regulations”), such Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Shares; or

(5)           it would be in the best interests of the Company for the Company to repurchase such Shares.

ARTICLE V

CAPITAL AND WITHHOLDING

SECTION 5.1  RIGHTS OF SHAREHOLDERS TO CAPITAL.

No Shareholder shall be entitled to interest on any Share purchase, nor shall any Shareholder be entitled to the return of any capital of the Company except (i) upon the repurchase by the Company of such Shareholder’s Shares pursuant to Section 4.5 hereof or (ii) upon the liquidation of the Company’s assets pursuant to Section 7.2 hereof.  No Shareholder shall be liable for the return of any such amounts.  No Shareholder shall have the right to require partition of the Company’s property or to compel any sale or appraisal of the Company’s assets. No amounts contributed to the capital of the Company shall be considered loans to the Company and no Shareholder shall be permitted to make any loans to the Company.

SECTION 5.2  WITHHOLDING.

(a)           The Board of Directors may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes with respect to any Shareholder to the extent required by the Code or any other applicable law.

(b)           For purposes of this Agreement, any taxes so withheld by the Company with respect to any Shareholder shall be deemed to be distributed to such Shareholder, reducing the amount otherwise distributable to such Shareholder pursuant to this Agreement.

(c)           The Board of Directors shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Shareholder that may be eligible for such reduction or exemption.  To the extent that a Shareholder claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Shareholder shall furnish the Board of Directors with such information and forms as such Shareholder may be required to furnish to establish such Shareholder’s entitlement.  Each Shareholder represents and warrants that any such information and forms furnished by such Shareholder shall be true and accurate and agrees to indemnify the Company and each of the

Shareholders from any and all damages, costs and expenses resulting from such Shareholder’s filing of inaccurate or incomplete information or forms relating to such withholding taxes.

ARTICLE VI

SHARES

SECTION 6.1  SHARES.

(a)           The total number of units of all classes of limited liability company interests that the Company shall have authority to issue is unlimited, which may include: (i) an unlimited number of Common Shares, par value $0.01 per Share; and (ii) an unlimited number of Preferred Shares, par value $1.00 per Share.

(1)           Common Shares.  Except as (i) otherwise required by the Delaware Act or (ii) expressly provided herein, each Common Share shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.  The shares of Common Shares shall not have any preemptive rights, except as determined by the Board of Directors.

(A)          Dividends.  Subject to the provisions of the Delaware Act and the rights of the then outstanding Preferred Shares, and to the other provisions herein, Common Shareholders shall be entitled to receive equally, on a per Share basis, such dividends and other distributions in cash, securities or other property of the Company as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available therefor.

(B)           Voting Rights.  Subject to any rights of Preferred Shareholders regarding the election of Directors, each Common Share shall be entitled to one vote on all matters submitted to a vote of Shareholders.  There shall be no cumulative voting.

(C)           Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the Company’s debts and other liabilities, including amounts payable upon the then outstanding Preferred Shares entitled to a preference on distributions in the dissolution, liquidation, or winding up of the Company, if any, over holders of Common Shares, upon such dissolution, liquidation or winding up, the remaining net assets of the Company shall be distributed among Common Shareholders equally on a per Share basis.  A merger or consolidation of the Company with or into any other corporation or other entity that will carry on the operations of the Company, or a sale or conveyance of all or substantially all of the assets of the Company (which shall not in fact result in the liquidation of the Company and the distribution of assets to its Shareholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Company within the meaning of this paragraph (1)(C).

(2)           Preferred Shares.  Except as (i) otherwise required by the Delaware Act or (ii) expressly provided herein, each Preferred Share shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(A)          Term; No Redemption.   The Preferred Shares shall have a term of thirty (30) years from the date of issuance.  The Preferred Shares shall not be redeemable.

(B)           Dividends.  Subject to the provisions of the Delaware Act and to the other provisions herein, Preferred Shareholders shall be entitled to receive equally, on a per Share basis, dividends in the amount calculated in accordance with this paragraph (2)(B).  Dividends on the Preferred Shares shall accrue at a rate equal to the 3-month U.S. Dollar LIBOR rate (effective as of the start of each quarterly period ending February 29, May 31, August 31 and November 30, as determined and calculated pursuant to customary banking conventions) plus 130 bps, but shall be paid if and when declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available therefor.  Interest on accrued but unpaid dividends shall accumulate and compound at the then applicable rate.

(C)           Voting Rights.  Preferred Shareholders shall, voting as a class, elect two (2) Directors at all times and shall have the right to elect a majority of the Directors if at any time dividends on Preferred Shares shall be unpaid in an amount equal to two (2) full years’ dividend on such Preferred Shares, and to continue to be so represented until all dividends in arrears shall have been paid or otherwise provided for.  Subject to the immediately preceding sentence, each Preferred Share shall be entitled to one vote on all matters submitted to a vote of Shareholders.

(D)           Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, Preferred Shareholders shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock of the Company, the amount of $1.00 per share plus accrued and unpaid dividends thereon.  After the payment to the Preferred Shareholders the full preferential amounts provided for in this paragraph (2)(D), the Preferred Shareholders shall have no right or claim to any of the remaining assets of the Company.  If, upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the amounts payable with respect to the par value of the Preferred Shares are not paid in full, the Preferred Shares will share ratably in any such distribution of assets of the Company in proportion to the full respective liquidating distributions to which they are entitled.  A merger or consolidation of the Company with or into any other corporation or other entity that will carry on the operations of the Company, or a sale or conveyance of all or substantially all of the assets of the Company (which shall not in fact result in the liquidation of the Company and the distribution of assets to its Shareholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Company within the meaning of this paragraph (2)(D).

(b)           (1) In accordance with Section 2.8 hereof, any Adviser or Director, officer or other agent of the Company (including, without limitation, the Administrator), and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of the Company to the same extent as if such person were not a Director, officer or other agent of the Company; and the Company may issue and may repurchase Shares from any such person or any such organization subject only to the limitations, restrictions or other provisions applicable to the issue or repurchase of Shares generally.

(2)           The Company (or a transfer or similar agent) shall maintain a physical share register (the “Share Register”) for registration of Shares and any transfer of Shares at the registered office of the Company or at such other place (outside the United Kingdom) as the Company may determine. All issues of share certificates shall be duly recorded in the Share Register. The Share Register, whether maintained by the Company or any transfer or similar agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each such person..

(3)           The Company shall issue a certificate in the form of Exhibit A hereto to each Shareholder which certificate shall represent each Shareholder’s holding of Shares in the Company.

(c)           (1)  All consideration received by the Company for the issue of Shares, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Company generally and not to the account of any particular Shareholder, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Company.

(2)           The liabilities, expenses, costs and charges (including any reserves as may be established from time to time) attributable to the Company shall be charged and allocated to the Company generally and not to the account of any particular Shareholder or holder of Shares and shall be so recorded upon the books of account of the Company.

(3)           Shares shall be transferable only in accordance with Section 4.4 hereof.

(4)           The Directors may from time to time divide or combine the Shares into a greater or lesser number of Shares provided that such division or combination does not change the proportionate interest in the Company of any Shareholder or other holder of Shares or in any way affect the rights of Shares.

(5)           The Directors, subject to Section 2.7 hereof, may accept investments in the Company by way of subscription for Shares, from such persons, on such terms (including minimum subscription amounts) and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize or determine.  Such investments may be in the form of cash, Securities or other property in which the Company is authorized to invest, hold or own, valued as provided in Section 8.2 hereof.  The Directors may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the subscription for Shares that conform to such authorized terms and to reject any orders for subscription for Shares whether or not conforming to such authorized terms.

ARTICLE VII

DISSOLUTION AND LIQUIDATION

SECTION 7.1  DISSOLUTION.

The Company shall be dissolved:

(1)           upon the affirmative vote to dissolve the Company by:

(i)           a majority of the Board of Directors (including a majority of the Independent Directors) or (ii) Shareholders holding at least two-thirds (2/3) of the total number of votes eligible to be cast with respect to the Company , as applicable; or

(2)           as required under the Delaware Act.

Dissolution of the Company shall be effective on the day on which the event giving rise to the dissolution shall occur, but the existence of the Company as a separate legal entity shall not terminate until the assets of the Company have been liquidated in accordance with Section 7.2 hereof and the Certificate has been canceled.

SECTION 7.2  WINDING UP.

(a)           Upon the dissolution of the Company as provided in Section 7.1 hereof, the Board of Directors shall promptly appoint the Administrator as the liquidating trustee and the Administrator shall wind up the business and administrative affairs of the Company, except that if the Board of Directors does not appoint the Administrator as the liquidating trustee or the Administrator is unable to perform this function (or to designate an appropriate delegate to do so), a liquidating trustee elected by Shareholders holding a majority of the total number of votes eligible to be cast shall promptly wind up the business and administrative affairs of the Company.

(b)           The proceeds from liquidation shall be distributed as contemplated by Section 6.1(a) hereof.

ARTICLE VIII

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

SECTION 8.1  ACCOUNTING AND REPORTS.

(a)           Although the Company shall adopt for tax accounting purposes any accounting method that the Board of Directors shall decide, in its sole discretion as permitted by U.S. tax laws, is in the best interests of the Company, it is anticipated that the Company will maintain its books and records on the accrual method of accounting based upon generally accepted accounting principles except as otherwise described in this Agreement.  The Company’s accounts shall be maintained in U.S. currency.

(b)           After the end of each taxable year (and/or each calendar year), the Company shall furnish to each Shareholder such information regarding the operation of the Company and such Shareholder’s Shares as is necessary for Shareholders to complete federal, state and local income tax or information returns and any other tax information required by federal, state or local law.

(c)           Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 8.1(c) is being made, the Company shall furnish to each Shareholder a semi-annual report and an annual report containing the information required by such Act.  The Company shall cause financial statements in accordance with generally accepted accounting principles contained in each annual report furnished hereunder to be accompanied by a report of independent public accountants based upon an audit performed in accordance with generally accepted auditing standards.  The Company may furnish to each Shareholder such other periodic reports as it deems necessary or appropriate in its discretion.

SECTION 8.2  VALUATION OF NET ASSETS.

(a)           Except as may be required by the 1940 Act, the Board of Directors shall value or have valued any Securities or other assets and liabilities of the Company as of the close of business on the last business day of each month (and on any such additional day or days as the Directors in their discretion may determine) in accordance with such valuation procedures as shall be established from time to time by the Board of Directors and that conform to the requirements of the 1940 Act.  In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company’s accounting records.

(b)           The value of Securities and other assets of the Company and the net worth of the Company as a whole determined pursuant to this Section 8.2 shall be conclusive and binding on all of the Shareholders and all parties claiming through or under them.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 9.1  AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

(a)           Except as otherwise provided in this Section 9.1, this Agreement may be amended, in whole or in part, with the approval of the Shareholders by such vote as is required by the 1940 Act and, in any event, with the approval of Shareholders holding at least a majority of the total number of votes eligible to be cast by all Shareholders .

(b)           Any amendment that would:

(1)           increase the obligation of a Shareholder to make any contribution to the capital of the Company;

(2)           reduce the rights attaching to the Shares held by any person as against the rights attaching to the Shares held by any other person; or (3) modify the events causing the dissolution of the Company; may be made only if (i) the written consent of each Shareholder adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Shareholder has received written notice of such amendment and (B) any Shareholder objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Directors) to tender all of such person’s Shares for repurchase by the Company.

(c)           The power of the Board of Directors to amend this Agreement at any time without the consent of the Shareholders in accordance with paragraph (a) of this Section 9.1 shall specifically include the power to:

(1)           restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(2)           amend this Agreement (other than with respect to the matters set forth in Section 9.1(b) hereof) to effect compliance with any applicable law or regulation, including, but not limited to, the requirements, or to reflect any relaxation of such requirements in the future, of the Bank Holding Company Act of 1956, as amended, or other U.S. banking laws, or any regulations, guidelines or policies or interpretations of the banking regulatory agencies or the staffs thereof, or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

(3)           amend this Agreement, taking due consideration of the interests of the Shareholders of a whole, to make such changes as may be necessary or advisable to ensure that the  Company maintains its then-current federal tax treatment.

(d)           Any amendment that would modify the provisions of this Section 9.1 (if material) or the Company’s indemnification obligations may be made only with the unanimous consent of the Shareholders and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).  No such amendment shall be deemed effective to the extent it purports to reduce the rights of indemnification owed to any person without that person’s express written consent thereto.

(e)           The Board of Directors shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 9.1(c) hereof) to each Shareholder, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Shareholder upon request.

SECTION 9.2  NOTICES.

Notices that may be or are required to be provided under this Agreement shall be made, if to a Shareholder, by regular mail, registered or certified mail return receipt requested,

commercial courier service, electronic mail, telecopier (receipt confirmed)  or hand delivery, or if to the Board of Directors or the Adviser, by hand delivery, registered or certified mail return receipt requested, commercial courier service, electronic mail or telecopier (receipt confirmed), and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company.  Notices shall be deemed to have been provided when delivered by hand or electronic mail, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, or telecopier.  A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

SECTION 9.3  AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall, to the fullest extent permitted by law, be void.

SECTION 9.4  APPLICABILITY OF 1940 ACT AND FORM N-2.

The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Company’s business and of the rights, privileges and obligations of the Shareholders.  Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

SECTION 9.5  CHOICE OF LAW.

Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such state.

SECTION 9.6  NOT FOR BENEFIT OF CREDITORS.

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Shareholders, Directors and the Company.  This Agreement is not intended for the benefit of non-Shareholder creditors and no rights are granted to non-Shareholder creditors under this Agreement.

SECTION 9.7  CONSENTS.

Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

SECTION 9.8  MERGER AND CONSOLIDATION.

(a)           The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by section 18-209(b) of the Delaware Act.  The organization, operation or dissolution of a subsidiary “master fund” (including any transactions incidental thereto), as referenced in Section 2.5 hereof, and the organization, operation, or dissolution of an entity (including any transitions incident thereto) within a master-feeder structure established pursuant to Section 2.5 herof shall not be deemed to constitute a merger or consolidation for purposes of this Section 9.8(a).

(b)           Notwithstanding anything to the contrary contained elsewhere in this Agreement (except for the protection against certain amendments embodied in Section 9.1(d) hereof), an agreement of merger or consolidation approved in accordance with section 18-209(b) of the Delaware Act may, to the extent permitted by section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

SECTION 9.9  PRONOUNS.

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

SECTION 9.10  SEVERABILITY.

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Shareholder agrees that it is the intention of the Shareholders that such provision should be enforceable to the maximum extent possible under applicable law.  If any provisions of this Agreement are held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

SECTION 9.11  FILING OF RETURNS.

The Board of Directors or its designated agent shall prepare and file, or cause the Administrator or accountants of the Company to prepare and file, a federal income tax return in compliance with section 6012 of the Code, all required federal information returns and any required state and local income tax and information returns for each tax year of the Company.

SECTION 9.12  COUNTERPARTS.

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document.  All counterparts shall be construed together and shall constitute one instrument.

 [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amended and Restated Limited Liability Company Agreement of the Company as of the day and year identified in the preamble hereto.

DIRECTOR

/s/ Daniel Simon
Name:	Daniel Simon

DIRECTOR

/s/ Robert Jarrow
Name:	Robert Jarrow

DIRECTOR

/s/ Steven Krull
Name:	Steven Krull

INITIAL SHAREHOLDER:

Barclays Capital Holdings Inc.

/s/ Jason Sussman
Name:	Jason Sussman
Title:	Authorized Person

COMMON SHAREHOLDER:

Claudas Investments S.à.r.l.

/s/ Manfred Zisselsberger
Name:	Manfred Zisselsberger
Title:	Attorney

PREFERRED SHAREHOLDER:

Barclays Capital Holdings Inc.

/s/ Jason Sussman
Name:	Jason Sussman
Title:	Authorized Person

EXHIBIT A

FORM OF SHARE CERTIFICATE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS AND (2) IF THE COMPANY SO REQUIRES, AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO IT AS TO THE COMPLIANCE WITH THE RESTRICTIONS SET FORTH IN THIS LEGEND. IN ADDITION, THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY AS A CONDITION PRECEDENT TO THE TRANSFER OR SALE OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.

TRIANGLE FUND LLC

Number: [ ]	[ ] Shares

Organized under the laws of the State of Delaware

TOTAL AUTHORIZED ISSUE
Unlimited Common Shares of a par value of U.S.$0.01 per share and Unlimited Preferred Shares of a par value of U.S.$1.00 per share

THIS IS TO CERTIFY THAT [                      ] is the registered holder of [   ] [Common Shares][Preferred Shares] in the above named Company, subject to the First Amended and Restated Limited Liability Company Agreement thereof, as may be hereafter amended and in effect from time to time.
THIS CERTIFICATE IS ISSUED BY the said Company on this [   ] day of [   ] , 20[   ].

EXECUTED on behalf of the said Company by:

Name:
Title:

Dated: ____________

FOR VALUE RECEIVED,  _____________________________________________ does hereby sell and transfer unto _____________________________________________
       (Please print or type name and address of transferee)

_____________________________________________ [Common Shares][Preferred Shares] evidenced by the within Certificate, and does hereby irrevocably constitute and appoint attorney to transfer the said Shares on the books of the within-named Company, with full power of substitution in the premises.

In presence of: _______________________________

NOTICE:  The signature to this transfer must correspond
with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any
change whatever.